ESCROW AGREEMENT

This Escrow Agreement, dated as of March 25, 2009 (this “Agreement”), is entered into by and among Go Public Acquisition Corporation I a Nevada corporation with an address at 2000 Banks Rd, Suite 213D, Margate, FL 33063 (the “Company”) and Escrow, LLC, with an address at 20 Rock Pointe, Suite 204, Warrenton, Virginia 20186 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Company proposes to make an offering in accordance with Rule 419 of the Securities Act of 1933, as amended (the “Offering” and the “Act,” respectively);

WHEREAS, the Company desires to deposit all monies received from investors (“Investors”) pending a closing of the offering (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until written instructions are received by the Escrow Agent from the Company, at which time the Escrow Agent will disburse the Escrowed Funds in accordance with the instructions; and

WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow in subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.           Appointment of Escrow Agent.  The Company hereby appoints the Escrow Agent as escrow agent for the Investors and the Escrowed Funds in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.  Escrow Agent hereby agrees to deposit all Escrowed Funds in an insured depository institution,” as that term is defined in section 3(c)(2) of the Federal Deposit Insurance Act (12 U.S.C. 1813(c)(2)).

2.           Delivery of the Escrowed Funds.

2.1           The Company will direct Investors to deliver the Escrowed Funds to the Escrow Agent, addressed to the following account of the Escrow Agent:

Domestic Wires
Virginia Commerce Bank
Leesburg, VA
ABA# 056005253
Account Name: Escrow, LLC FBO Purchasers of GPACI Offering Account #: 01194186
International Wires
Correspondent Bank: Wells Fargo Bank,
San Francisco, CA
SWIFT# WFBIUS6S
Credit Acct: 412-11-08146
Virginia Commerce Bank
FBO Account Name: Escrow, LLC
Account #: 01194186

2.2           (a) All Investors’ checks shall be made payable to “ESCROW, LLC FBO Purchasers of GPACI Offering” and shall be delivered to the Escrow Agent at the address set forth on Exhibit A hereto and shall be accompanied by a written account of the subscription in the form attached hereto as Exhibit B (the “Subscription Information”). The Escrow Agent shall upon receipt of Escrowed Funds deposit such funds in escrow.

2.3           Any checks which are received by Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned directly to the Company together with any documents delivered therewith. Simultaneously with each deposit, the Company shall provide the Escrow Agent with the Subscription Information to include the name, address and taxpayer identification number of each Investor. The Escrow Agent is not obligated, and may refuse, to accept checks that are not accompanied by Subscription Information.

2.4           In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Subscription Information, the Escrow Agent shall notify the Company. If the Escrow Agent does not receive the Subscription Information relating to an Investor prior to the close of business on the third business day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business in the State of Virginia) after notifying Company of receipt of said wire, the Escrow Agent shall return the funds to the Investor.

3.           Escrow Agent to Hold and Disburse Escrowed Funds.  The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Escrow Agreement, as follows:

3.1           Upon receipt of instructions and representations from the Company in substantially the form of Exhibit C hereto, the Escrow Agent shall release the Escrowed Funds as directed in such instructions. The Company and Escrow Agent also hereby agree that in the event that any Investor requests the return of Escrowed Funds deposited by it, such funds will be returned by Escrow, LLC.

3.2           In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Company authorizes the Escrow Agent, at its option, (i) to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, or (ii) return the Escrowed Funds to the Investors from which they were received, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrow Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

3.3           In the event that the Escrow Agent does not receive any instructions by a date that is 210 days from the date of this Agreement (the “Escrow Termination Date”), all Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom.

3.4           If the Company does not inform Escrow Agent that it has closed an acquisition within eighteen (18) months of the date of this Agreement, then this Agreement shall terminate and all Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom.

4.           Exculpation and Indemnification of Escrow Agent

4.1           The Escrow Agent shall haven no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document.  Except for amendments to this Escrow Agreement referenced below, and except for written instructions given to the Escrow Agent by the Escrowing Parties relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Escrowing Parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

4.2           The  Escrow Agent shall not be liable to the  Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The  Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

4.3           The  Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

4.4           The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the  Company, Investors or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5           To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose.  The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

4.6           The Escrow Agent will be indemnified and held harmless by the  Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Escrow Agreement by the Escrow Agent, or the monies or other property held by it hereunder.  Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against a party to this Agreement, notify each of them thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve any such party from any liability which a party may have to the Escrow Agent hereunder.  Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

4.7           For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.           Termination of Agreement and Resignation of Escrow Agent

5.1           This Escrow Agreement shall terminate upon disbursement of all of the Escrowed Funds, provided that the rights of the Escrow Agent and the obligations of the  Company under Section 4 shall survive the termination hereof.

5.2           The  Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company at least five (5) business days written notice thereof (the “Notice Period”).  As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company within the Notice Period, turn over to a successor escrow agent appointed by the Company all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

6.           Form of Payments by Escrow Agent

6.1           Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Escrow Agreement shall be made by wire transfer unless directed to be made by check by the Company.

6.2           All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

7.           Compensation.  Escrow Agent shall be entitled to the following compensation from the Company:

7.1           Documentation Fee:  The Company shall pay a documentation fee to theEscrow Agent of $ 1,000.00, on the execution of this Agreement.

7.2	Closing Fee: The Company shall pay a fee of $200.00 to the Escrow Agent for disbursement.

7.3           Interest  The Company hereby agrees that Escrow Agent shall retain 100%of the interest earned during the time the Escrowed Funds are held in escrow hereunder.

8.           Notices.  All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses first set forth in the recitals above and on Exhibit A hereto.

9.           Further Assurances  From time to time on and after the date hereof, the  Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10.           Consent to Service of Process  The  Company hereby irrevocably consents to the jurisdiction of the courts of the State of Virginia and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be madeby certified or registered mail directed to it at the address listed on Exhibit A hereto.

11.           Miscellaneous

11.1           This Escrow Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The  terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Escrow Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Escrow Agreement where the term is used.  The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity.  All words or terms used in this Escrow Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require.  This Escrow Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2           This Escrow Agreement and the rights and obligations hereunder of the Company may not be assigned.  This Escrow Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only with the written consent of the Company.  This Escrow Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Escrow Agreement. This Escrow Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and the Initial Purchaser. This Escrow Agreement is intended to be for the sole benefit of the parties hereto and the Additional Purchasers and their respective successors, heirs and permitted assigns, and none of the provisions of this Escrow Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.3           This Escrow Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Virginia. The representations and warranties contained in this Escrow Agreement shall survive the execution and delivery hereof and any investigations made by any party.  The headings in this Escrow Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

12.           Execution of Counterparts   This Escrow Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Escrow Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

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Signature pages follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement on the day and year first above written.

ESCROW AGENT:

ESCROW, LLC

By:_/s/__________________________
Name: Johnnie L. Zarecor
Title: Vice-President

GO PUBLIC ACQUISITION
CORPORATION I

By:_/s/__________________________
Name: James Vogel
Title: President

EXHIBIT A

PARTIES TO AGREEMENT

Escrow, LLC
360 Main St.
Washington, VA 22747
Telephone: 540-347-2212
Attention: Johnnie L. Zarecor
Fax: 540-347-2291
Email: jzarecor@escrowllc.net
_
/s/________________________
(Signature)

GO PUBLIC ACQUISITION CORPORATION I
2000 Banks Rd., Suite 213D
Margate, FL 33063

Attn: James Vogel
Tel. No.: 954-212-5678
Fax No.: 954-968-1533
Email: jamesvogel@gopublicllc.com

_/s/________________________________
(Signature)

 EXHIBIT B

SUBCRIPTION INFORMATION

Name of Subscriber

Address of Subscriber

Amount of Securities
Subscribed

US Dollar Amount
Submitted

Taxpayer ID Number/
Social Security Number

EXHIBIT C

DISBURSEMENT REQUEST

Pursuant to that certain Escrow Agreement by and between Go Public Acquisition Corporation I and Escrow, LLC the undersigned hereby requests disbursement of funds in the amount and manner described below.

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:
Name:
Address:
City/State:
Zip:

Bank:

The Company hereby warrants to the Escrow Agent that the terms of Rule 419(e)(1) and (e)(2) have been satisfied and hereby tenders to the Escrow Agent a copy of the post-effective amendment filed by the Company with the Securities and Exchange Commission.

Statement of event or condition which calls for this request for disbursement:
_______________________________________________________________
_______________________________________________________________

Escrow Disbursement approved by:

(Signature)	Date

(Signature)	Date